Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-271708 on Form S-3 and Registration Statement Nos. 33-41204, as amended by Amendment No. 1 (333-04888), 333-14925, 333-109327, 333-200146, 333-206518, 333-212110, 333-214720, 333-218011, 333-231464, and 333-231467 on Form S-8 of our reports dated February 22, 2024, relating to the financial statements of Brown & Brown, Inc. and the effectiveness of Brown & Brown Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Tampa, Florida

February 22, 2024